Exhibit 99.1
NEWS RELEASE

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Constellation Brands’ Board of Directors Authorizes
New $1 Billion Share Repurchase Program

Achieves “Investment Grade” status with Fitch and S&P Credit Rating Agencies

VICTOR, N.Y., Nov. 21, 2016 – Constellation Brands, Inc. (NYSE: STZ and STZ.B), a leading beverage alcohol company, announced today that its board has authorized a new share repurchase program of up to $1 billion of the company’s common stock to be utilized over time. This new program is in addition to the company’s current $1 billion share repurchase program. The company currently expects to execute the new $1 billion share repurchase authorization opportunistically in the future, subject to then-current market conditions and management’s discretion.
“We are pleased with our new Investment Grade status, which has been driven by our ability to continue to generate strong earnings and operating cash flow. This provides us with the flexibility to be opportunistic with future share repurchases while remaining committed to our 3.5x targeted leverage ratio,” said David Klein, executive vice president and chief financial officer, Constellation Brands.
About Constellation Brands
Constellation Brands (NYSE: STZ and STZ.B) is a leading international producer and marketer of beer, wine and spirits with operations in the U.S., Canada, Mexico, New Zealand and Italy. Constellation is a Fortune 500® company and one of the top performing stocks in the S&P 500 Consumer Staples Index. Constellation is the No. 3 beer company in the U.S. with high-end, iconic imported brands such as Corona Extra, Corona Light, Modelo Especial, Modelo Negra and Pacifico. The company’s beer portfolio also includes Ballast Point, one of the most awarded craft brewers in the U.S. In addition, Constellation is the world’s leader in premium wine, selling great brands that people love, including Robert Mondavi, Clos du Bois, Kim Crawford, Meiomi, Mark West, Franciscan Estate, Ruffino and Jackson-Triggs. The company’s premium spirits brands include SVEDKA Vodka and Casa Noble Tequila.
Based in Victor, N.Y., the company believes that industry leadership involves a commitment to brand building, our trade partners, the environment, our investors and to consumers around the world who choose our products when celebrating big moments or enjoying quiet ones. Founded in 1945, Constellation has grown to become a significant player in the beverage alcohol industry with more than 100 brands in its portfolio, sales in approximately 100 countries, about 40 facilities and approximately 9,000 talented employees. We express our company vision: to elevate life with every glass raised. To learn more, visit www.cbrands.com.

Forward-Looking Statements
This news release contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements. These statements may relate to business strategy, future operations, prospects, plans and objectives of management, manner and timing of share repurchases made pursuant to the share repurchase authorization, as well as information concerning expected actions of third parties. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. The forward-looking statements are based on management’s current expectations. All forward-looking statements speak only as of the date of this news release and Constellation Brands undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
In addition to risks and uncertainties associated with ordinary business operations, the forward-looking statements contained in this news release are subject to other risks and uncertainties, including the exact duration of the share repurchase implementation and the amount and timing of any additional share repurchases and other factors and uncertainties disclosed from time-to-time in Constellation Brands, Inc.’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 29, 2016, which could cause actual future performance to differ from current expectations.